UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    January 8, 2018

Oxford Industries, Inc.
(Exact name of registrant as specified in its charter)

Georgia	001-04365	58-0831862
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

999 Peachtree Street, N.E., Ste. 688, Atlanta, GA		30309
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:    (404) 659-2424

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.

As announced by Oxford Industries, Inc. (the “Company”) in its press release on December 26, 2017, the Company will be presenting at the ICR Conference 2018 in Orlando, Florida on January 9, 2018. The Company’s presentation is scheduled to begin at 8:30 a.m., Eastern time, and will be broadcast on the Internet on the Company’s website at www.oxfordinc.com.

During the presentation, and in related meetings with analysts and investors, the Company is announcing, among other things, that it is affirming its sales and earnings guidance for the full 2017 fiscal year, a 53-week fiscal year which ends on February 3, 2018. Specifically, for fiscal 2017, the Company expects net sales to grow to between $1.08 billion and $1.095 billion, with GAAP earnings from continuing operations in a range of $3.23 and $3.38 per diluted share and adjusted earnings from continuing operations in a range of $3.55 and $3.70 per diluted share. During the 52-week 2016 fiscal year which ended January 28, 2017, the Company generated $1.023 billion in net sales, $3.27 per diluted share in GAAP earnings from continuing operations and $3.30 per diluted share in adjusted earnings from continuing operations. The Company’s affirmation of its fiscal 2017 guidance reflects its performance during the 2017 Holiday season, including solidly positive comparable store sales and gross margin expansion during the quarter-to-date period for the fourth quarter of the Company’s 2017 fiscal year.

The following table reconciles the Company’s current estimate for fiscal 2017 adjusted earnings per diluted share from continuing operations to the comparable GAAP earnings from continuing operations per diluted share and the Company’s actual fiscal 2016 adjusted earnings per diluted share from continuing operations to the comparable GAAP earnings from continuing operations per diluted share:

	Fiscal 2017	Fiscal 2016
	Guidance	Actual
Net earnings from continuing operations per diluted share:
GAAP basis	$3.23 – $3.38	$3.27
LIFO adjustments(1)	0.14	(0.22)
Inventory step-up charges(2)	0.04	0.10
Amortization of recently acquired intangible assets(3)	0.11	0.10
Transaction expenses and integration costs for recent acquisitions(4)	0.04	0.04
Adjusted earnings from continuing operations per diluted share(5)	$3.55 - $3.70	$3.30

(1)    LIFO adjustments represent the impact, net of income taxes, on net earnings from continuing operations per diluted share resulting from LIFO accounting adjustments. No estimate for future LIFO accounting adjustments (including for the fourth quarter of fiscal 2017) are reflected in the guidance.

(2)    Inventory step-up charges represent the impact, net of income taxes, on net earnings from continuing operations per diluted share resulting from inventory step-up charges related to the Southern Tide acquisition in Fiscal 2016 and Lilly Pulitzer’s acquisition of certain Signature Stores in Fiscal 2017.

(3)    Amortization of recently acquired intangible assets represents the impact, net of income taxes, on net earnings from continuing operations per diluted share resulting from the amortization of intangible assets acquired as part of the Tommy Bahama Canada, Southern Tide and Lilly Pulitzer Signature Store acquisitions.

(4)    Transaction expenses and integration costs for recent acquisitions represents the impact, net of income taxes, on net earnings from continuing operations per diluted share relating to transaction expenses and integration costs incurred principally with the Fiscal 2016 Southern Tide and Fiscal 2017 Lilly Pulitzer Signature Store acquisitions, as applicable, which includes costs associated with distribution center integration, consulting and transition fees and other amounts paid to third parties.

(5) Amounts in columns may not add due to rounding.

In addition, in connection with the Company’s presentation at the ICR Conference 2018 and related meetings, the Company will be providing pro forma information as to its estimate of the impact of the tax legislation enacted by Congress in December 2017 on its anticipated fiscal 2017 results as if the 2018 tax laws were in effect for 2017.

Specifically, the Company expects that if the 2018 tax laws were in effect for its 2017 fiscal year, excluding the anticipated one-time favorable impact of the change in rates on deferred tax balances:

•	the Company’s fiscal 2017 tax rate would be approximately 26%;

•	the Company’s earnings per share would increase by more than 15%;

•	the Company would realize more than $10 million in increased cash flows; and

•	there would be no material “toll charge” or repatriation of foreign earnings.

The impact of the tax legislation may differ from these pro forma estimates, possibly materially, due to, among other things, changes in interpretations and assumptions the Company has made, guidance that may be issued and actions the Company may take as a result of the tax legislation.

The Company reports its consolidated financial statements in accordance with GAAP. To supplement these consolidated financial results, management believes that a presentation and discussion of certain financial measures on an adjusted basis, which exclude certain non-operating or discrete gains, charges or other items, may provide a more meaningful basis on which investors may compare the Company’s ongoing results of operations between periods. The Company’s management also uses adjusted financial measures to discuss its business with investment and other financial institutions, its board of directors and others.

The information contained in this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that section, nor shall it be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Cautionary Statements Regarding Forward-Looking Statements

This Current Report on Form 8-K includes statements that constitute forward-looking statements within the meaning of the federal securities laws. Generally, the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “will” and similar expressions identify forward-looking statements, which are not historical in nature. We intend for all forward-looking statements contained herein or on our website, and all subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf, to be covered by the safe harbor provisions for forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 (which Sections were adopted as part of the Private Securities Litigation Reform Act of 1995). Such statements are subject to a number of risks, uncertainties and assumptions including, without limitation, competitive conditions, which may be impacted by evolving consumer shopping patterns; the impact of economic conditions on consumer demand and spending for apparel and related products, particularly in light of general economic uncertainty; demand for our products; timing of shipments requested by our wholesale customers; expected pricing levels; retention of and disciplined execution by key management; the timing and cost of store openings and of planned capital expenditures; weather; changes in international, federal or state tax, trade and other laws and regulations, including the impact of the recently enacted Tax Cuts and Jobs Act, which significantly revises the U.S. corporate income tax regime starting in 2018; costs of products as well as the raw materials used in those products; costs of labor; acquisition and disposition activities; expected outcomes of pending or potential litigation and regulatory actions; access to capital and/or credit markets; our ability to timely recognize our expected synergies from any acquisitions we pursue; and factors that could affect our consolidated effective tax rate such as the results of foreign operations or stock based compensation. Forward-looking statements reflect our expectations at the time such forward-looking statements are made, based on information available at such time, and are not guarantees of performance. Although we believe that the expectations reflected in such forward-looking statements are reasonable, these expectations could prove inaccurate as such statements involve risks and uncertainties, many of which are beyond our ability to control or predict. Should one or more of these risks or uncertainties, or other risks or uncertainties not currently known to us or that we currently deem to be immaterial, materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. Important factors relating to these risks and uncertainties include, but are not limited to, those described in Part I, Item 1A. contained in our Annual Report on Form 10-K for the period ended January 28, 2017 under the heading “Risk Factors” and those described from time to time in our future reports filed with the SEC. You should not place undue reliance on forward-looking statements, which speak only as of the date on which they are made. We disclaim any intention, obligation or duty to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OXFORD INDUSTRIES, INC.

Date: January 8, 2018	By	/s/ Thomas E. Campbell
Name: Thomas E. Campbell
Title: Executive Vice President-Law and Administration, General Counsel and Secretary